Resolution of the Compensation Committee of
                    the Board of Directors of MPS Group, Inc.

     WHEREAS, the Corporation maintains the MPS Group, Inc. Executive Deferred Compensation Plan (the " Plan"); and

     WHEREAS, the Plan may be amended by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"); and

     WHEREAS, the Committee believes it is in the Corporation's best interest to amend the Plan to allow Plan participants to elect to defer into the Plan, in addition to a percentage of salary, bonus, and commissions, (i) a portion of a participant's compensation equal to any corrective distribution amounts that are distributed in a plan year to the participant from the Corporation's qualified defined contribution retirement plan because of limitations under the Internal Revenue Code, and/or (ii) the portion of a participant's compensation for a Plan Year in excess of the "contribution and benefit base," as determined under
Section 230 of the Social Security Act (the "Social Security Wage Base"), that would have been withheld from the participant's compensation to satisfy the participant's portion of the Social Security Tax had the participant's total wages not exceeded the Social Security Wage Base.

     NOW THEREFORE BE IT RESOLVED, That the MPS Group, Inc. Executive Deferred Compensation Plan be and hereby is amended pursuant to the Amendment attached hereto as Exhibit A; and

     FURTHER RESOLVED, That the appropriate officers of the Corporation are hereby authorized and empowered to take any and all action, to execute any and all documents, agreements, instruments and certificates or to cause to be executed and delivered all such documents agreements, instruments and certificates, in the name and on behalf of the Corporation or to otherwise, as such officers may deem necessary, advisable or appropriate, effectuate or carry out the purpose and intent of the foregoing resolution, and that such actions of the officers taken to date to effectuate these purposes and to perform the obligations of the Corporation under the agreements and instruments referred to above are hereby approved and ratified as the actions of the Corporation.




                                    Exhibit A

                                AMENDMENT TO THE
                                 MPS GROUP, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

     This Amendment to the MPS Group, Inc. Executive Deferred Compensation Plan (the "Plan") is hereby made effective and approved by the Compensation Committee of the Board of Directors of MPS Group, Inc.

1.   A new definition shall be added after Section 2.21 to read as follows:

     "Section 2.22 Excess Contributions. "Excess Contributions" means elective deferrals and matching contributions under the Company's qualified defined contribution retirement plan that are distributed to the Participant as excess deferrals under Section 401(k) of the Code due to failure to satisfy the ADP test or excess contributions under Section 401(m) of the Code due to failure to satisfy the ACP test."

2. Existing Sections 2.22 through 2.39 shall be renumbered to reflect the addition of the new Section 2.22.

3. Subpart (i) of Section 4.01 of the Plan shall be amended to read as follows:

     "(i) the amount of Eligible Compensation for the Plan Year or performance period to which the Participation Agreement relates that is to be deferred under the Plan (the "Deferred Amount"), which shall be expressed in the following manner (or in such other manner as the Committee shall prescribe): (a) as a percentage or specified amount of all or a specified portion of Base Salary, Bonus Compensation and/or commissions, (b) as a portion of Base Salary equal to any Excess Contributions received in a Plan Year, and/or (c) as a portion of Base Salary in excess of the "contribution and benefit base," as determined under Section 230 of the Social Security Act (the "Social Security Wage Base"), that would have been withheld from the Participant's Base Salary during the remainder of the Plan Year to satisfy the Participant's portion of the Social Security Tax had the Participant's total wages not exceeded the Social Security Wage Base; provided, that the minimum Deferred Amount for any Plan Year or performance period shall be $2,000;"

     All the provisions of the Plan not specifically mentioned in this Amendment shall be considered modified to the extent necessary to be consistent with the changes made by this Amendment.


                                              MPS Group, Inc.


                                               By___________________________
                                                Its